EX-10.2


                                AMENDMENT NO. 2
                                     TO THE
                               CELGENE CORPORATION
                            1998 STOCK INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF APRIL 23, 2003
                             AND AS FURTHER AMENDED)

WHEREAS, the Celgene Corporation (the "Company") maintains the Celgene Corporation 1998 Stock Incentive Plan, as amended and restated as of April 23, 2003 and as further amended (the "Plan");

WHEREAS, pursuant to Article 12 of the Plan, the Board of Directors of the Company (the "Board") may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

WHEREAS, the Board desires to amend the Plan, effective as of April 19, 2006.

NOW, THEREFORE, the Board takes the following actions with regard to the Plan:

I.
         Pursuant to Article 12 of the Plan, the Plan is hereby amended, effective as of April 19, 2006, subject to stockholder approval, as follows:

1.
         Section 4.1(a) of the Plan is amended in its entirety to read as follows:

         "The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 84,000,000 shares (subject to any increase or decrease pursuant to Section 4.2). Any shares of Common Stock that are subject to Restricted Stock or Performance-Based Awards denominated in shares of Common Stock shall be counted against this limit as 1.6 shares for every share granted. If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a Performance-Based Awards denominated in shares of Common Stock granted under this Plan is forfeited for any reason, 1.6 shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan."

2.
         Section 4.1(b)(i) of the Plan is amended in its entirety to read as follows:

         "The maximum number of shares of Common Stock subject to any Option or any Performance-Based Awards denominated in shares of Common Stock for any Performance Period which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2); provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to Performance-Based Awards shall be determined by multiplying 1,500,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095."

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3.
         The first sentence of Section 4.1(b)(ii) of the Plan is amended in its entirety to read as follows:

         "The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2)."

II.
         Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.